Exhibit 99.1

For additional information:
Rick Green
President & CEO
Kerby E. Crowell
EVP & CFO
For Immediate Release	(405) 372-2230
Southwest Bancorp Inc. Reports 2009 Earnings
Enters into Regulatory Agreement
     January 28, 2010, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market—OKSB), (“Southwest”), today reported net income available to common shareholders of $2.5 million, or $0.17 per diluted share for the fourth quarter 2009, compared to $3.0 million, or $0.20 per diluted share for the fourth quarter of 2008. Net income available to common shareholders for the year ended December 31, 2009 was $8.8 million, or $0.60 per diluted share, compared to $14.7 million, or $1.00 per diluted share for the year ended December 31, 2008. At December 31, 2009, total assets were $3.1 billion.
     Rick Green, Southwest Bancorp’s President and Chief Executive Officer, stated, “Southwest’s 2009 results demonstrate our ability to maintain top line revenue, effectively manage noninterest expenses, and take steps to control risk.
     Southwest’s nonperforming assets increased significantly during the year as the economy in general, and commercial real estate values in particular, continued to show weakness. We recorded provisions for losses that were over $22 million greater than our net charge offs for the year. At December 31, 2009, the allowance for loan losses of $62.4 million was 2.46% of portfolio loans, excluding loans covered by FDIC loss sharing agreements. Each of our nonaccrual loans is valued on an individual basis using primarily the fair value of collateral or estimated future cash flows, with a specific allowance recorded based on the result.
     On January 27, 2010, our principal banking subsidiary, Stillwater National Bank and Trust Company (“Stillwater National”) entered into a formal agreement with the United States Comptroller of the Currency (“OCC”) relating to its levels of commercial real estate lending and problem assets. The OCC is the primary regulator for national banks. Additional information regarding this agreement is included later in this release under the heading “Regulatory Matters.”
     The economy continues to show weakness. In 2010 our goals are to work diligently to identify and resolve problem credits, reduce our commercial lending concentrations, and comply with our agreement with the OCC while continuing to produce consistent net interest income.
     Southwest and its bank subsidiaries have maintained capital levels that significantly exceed the minimums for regulatory “well capitalized” status. At December 31, 2009, our total regulatory capital was $413.4 million for a total risk-based capital ratio of 14.55%, and Tier 1 capital was $377.4 million for a Tier 1 risk-based capital ratio of 13.28%.
     2009 Results
     Net interest income growth and expense control made it possible for us to generate $8.8 million in net income for our common shareholders in 2009, while increasing the allowance for loan losses by $22.6 million.
     Significant developments during the year include:
•	Improved net interest income;

•	Provide additional allowance and provision for loan losses;

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports 2009 Earnings
Enters into Regulatory Agreement
•	Increased regulatory capital;

•	Increase in nonperforming assets;

•	Greater use of core funding;

•	Decreased personnel costs and overall noninterest expenses; and

•	Acquired First National Bank of Anthony, (“FNBA”), Anthony, Kansas in an FDIC-assisted transaction during the second quarter.”
Financial Overview
     Condition: Total assets were $3.1 billion at December 31, 2009, an increase of 8% from December 31, 2008. At December 31, 2009 total loans were $2.7 billion, which includes $85.4 million of loans acquired from FNBA in the second quarter.
     At December 31, 2009, the allowance for loan losses was $62.4 million, up 57% from year-end 2008 and represented 2.46% of noncovered portfolio loans versus 1.59% at December 31, 2008. The methodology used to determine the appropriate amount of the allowance for loan losses at a particular time includes consideration of risk factors related to Southwest and to our markets, including regular assessments of national and local economic conditions and trends. For the year ended December 31, 2009, the provision for loan losses increased by $20.2 million, or 106%, over the provision for the year ended December 31, 2008. The provision for loan losses exceeded net charge-offs by $4.6 million for the fourth quarter and $22.6 million for the year.
     In the second quarter of 2009, Bank of Kansas, a subsidiary of Southwest, acquired assets and assumed liabilities of FNBA in an FDIC-assisted transaction with loss sharing. The loss sharing agreement requires the FDIC to cover 80% of any net losses on covered loans and related assets up to $35.0 million, and 95% of net losses above $35.0 million. (Assets subject to these agreements are referred to as “covered”.)
     Excluding covered assets, nonperforming assets increased to $124.6 million and 4.87% of portfolio loans and other real estate owned as of December 31, 2009 from $111.7 million and 4.33% of portfolio loans and other real estate owned as of September 30, 2009 and from $70.1 million and 2.80% of portfolio loans and other real estate owned at December 31, 2008. A breakdown of noncovered portfolio loans and noncovered nonperforming assets by type is shown in the following table:

	Noncovered	Percentage of	Noncovered	Percentage of
	portfolio	total noncovered	nonperforming	total noncovered
(dollars in thousands)	loans	portfolio loans	assets	nonperforming assets
Real estate construction	$659,187	25.96%	$57,586	46.21%
Commercial real estate	1,212,409	47.75	28,451	22.83
Commercial	519,146	20.44	10,422	8.36
Residential real estate mortgages	109,002	4.29	9,463	7.59
Other consumer loans	39,550	1.56	275	0.22
Other real estate owned	—	—	18,432	14.79

Total	$2,539,294	100.00%	$124,629	100.00%

     Excluding covered loans, nonaccrual loans were $105.9 million as of December 31, 2009, an increase of $11.2 million from September 30, 2009 and $46.6 million from December 31, 2008. These loans are carried at their estimated collectible amounts and no longer accrue interest. Noncovered loans 90 days or more past due, another component of nonperforming assets, were $310,000 as of December 31, 2009 and decreased $10.3 million from September 30, 2009 and $4.4 million from December 31, 2008. These loans are deemed to have sufficient collateral and are in the process of collection.
     Performing loans considered potential problem loans, which are not included in the past due or nonaccrual categories but for which known information about possible credit problems cause management to be uncertain as to the continued ability of the borrowers to comply with the present loan repayment terms in future periods, amounted

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports 2009 Earnings
Enters into Regulatory Agreement
to $267.3 million at December 31, 2009, an increase of $7.8 million from September 30, 2009 and $135.8 million from December 31, 2008. Potential problem loans are subject to continuing management attention and are considered by management in determining the level of the allowance for loan losses.
     Southwest’s core business is lending. Our primary lending activity is for commercial real estate occupied by businesses and lending to health care professions for start up medical and dental practices, office buildings, surgery centers, hospitals, and facilities for retirement and long-term care. Our loan portfolio includes commercial construction loans and commercial loans secured by completed projects. Real estate construction and commercial real estate represents the majority of our problem assets in each of our markets.
     During 2008 and 2009, we continued to evaluate the appropriate limits on types of lending based upon regular studies of commercial real estate and healthcare markets. In 2010, we plan to reduce the percentage of commercial real estate and commercial real estate construction loans to total portfolio loans in view of current economic conditions. Our plan focus is on reductions in particular subcategories of commercial real estate loans that are identified in our regular real estate market reviews. In general, and with some exceptions regarding locations and particular types of facilities, we do not intend to decrease healthcare related commercial or mortgage lending or commercial mortgage lending on owner-occupied properties that otherwise meet our underwriting criteria. These changes have significant effects on loan growth. Year-over-year, outstanding portfolio loans increased by $130.2 million, or 5%, however, the growth was driven by the acquisition of $117.1 million of loans in the FNBA transaction and significant advances on commitments made in 2008. We expect to see our loans decrease in 2010 as a result of our plans and soft demand in our markets.
     At December 31, 2009, Southwest exceeded all applicable regulatory capital requirements. Southwest and each of its banking subsidiaries met the criteria for regulatory classification as “well-capitalized”. Southwest’s capital exceeded the minimum to be classified as “well-capitalized” by $129.3 million. Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank regulators.
     Year-to-date Results:
     Summary: The $5.8 million decrease in our net income available to common shareholders from 2008 is the result of a $20.2 million increase in the provision for loan losses, a $3.5 million increase in FDIC insurance and other insurance expense, and a $3.9 million increase in dividends on the preferred stock that we issued in December 2008, offset in part by a $4.0 million decrease in personnel costs, a $1.8 million decrease in general and administrative expenses, a $1.9 million decrease in income tax expense, a $9.0 million increase in net interest income, a $2.8 million increase in other noninterest income, and a $2.0 million increase in gain on sale of investment securities.
     Net Interest Income: Net interest income totaled $98.7 million for 2009, compared to $89.7 million for 2008. Net interest margin was 3.38% compared to 3.36% in 2008. Included in the second quarter net interest income is a one-time recovery of $1.9 million in interest from the successful resolution of a nonperforming loan. Net interest margin would have been 6 basis points lower without this recovery. Included in the fourth quarter net interest income is recognition of discount income due to prepayment and collection of loans acquired in the FNBA transaction in excess of the recorded value at the date of the acquisition. This increased net margin by 3 basis points.
     Provision for Loan Losses and Net Charge Offs: The provision for loan losses totaled $39.2 million for 2009, compared to $19.0 million for 2008. Noncovered net charge offs totaled $16.8 million, or 0.64% of average noncovered portfolio loans for 2009, compared to $8.8 million, or 0.37% of average noncovered portfolio loans for 2008.
     Noninterest Income: For 2009, noninterest income totaled $21.9 million, compared to $16.1 million for 2008. The increase in noninterest income was primarily the result of a $2.0 million increase in gain on sale of investment securities and a $2.8 million increase in other noninterest income, which includes the $3.3 million gain on the FNBA acquisition that occurred in the second quarter.
     Noninterest Expense: For 2009, noninterest expense totaled $60.9 million, compared to $62.5 million for 2008. The decrease primarily consists of a $4.0 million reduction in personnel expense, a $940,000 decrease in other general and administrative expenses, and an $865,000 decrease in provision for unfunded loan commitments,

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports 2009 Earnings
Enters into Regulatory Agreement
offset in part by a $3.5 million increase in FDIC and other insurance expense and a $765,000 increase in occupancy expense.
     Efficiency Ratio: The efficiency ratio improved to 50.45% for 2009 from 59.03% for 2008.
     Fourth Quarter Results:
     Summary: The $448,000 decrease in our net income available to common shareholders compared to the fourth quarter of 2008 was the result of a $3.9 million increase in the provision for loan losses, a $2.2 million increase in noninterest expense, and a $797,000 increase in quarterly dividends on the preferred stock that we issued in December 2008, offset in part by a $5.4 million increase in net interest income and a $1.1 million increase in noninterest income.
     Net Interest Income: Net interest income totaled $27.8 million for the fourth quarter of 2009, compared to $22.4 million for the fourth quarter of 2008. Net interest margin was 3.71% for the fourth quarter of 2009, compared to 3.22% for the fourth quarter of 2008. Included in net interest income is recognition of discount income due to prepayment and collection of loans acquired in the FNBA transaction in excess of the recorded value at the date of acquisition. This increased net margin by 12 basis points.
     Provision for Loan Losses: The provision for loan losses totaled $10.6 million for the fourth quarter of 2009, compared to $6.7 million for the fourth quarter of 2008. Noncovered net charge offs totaled $6.2 million, or 0.95% (annualized) of average noncovered portfolio loans for the fourth quarter of 2009, compared to $2.7 million, or 0.44% (annualized) of average noncovered portfolio loans, for the fourth quarter of 2008.
     Noninterest Income: Noninterest income totaled $4.5 million for the fourth quarter of 2009, compared to $3.4 million for the fourth quarter of 2008. The increase is the result of a $387,000 increase in service charges and fees, a $313,000 increase in the gain on sale of loans, and a $299,000 increase in the gain on sale of securities.
     Noninterest Expense: Noninterest expense totaled $16.0 million for the fourth quarter of 2009, a $2.2 million increase from the fourth quarter of 2008. The increase primarily consists of a $960,000 increase in personnel expense, a $747,000 increase in other general and administrative expenses, and a $456,000 increase in FDIC and other insurance expense.
     Efficiency Ratio: The efficiency ratio for the fourth quarter of 2009 improved to 49.69% from 53.37% for the fourth quarter of 2008.
New Business Opportunity
There is strong demand for rural healthcare facilities, focusing on areas and cities with populations of less than 100,000. Southwest is providing funding for three new hospitals now under construction in rural areas of three different states, under a United States Department of Agriculture (“USDA”) program that provides a USDA guarantee upon completion of each project. We see this important new business opportunity evolving to position our company with a recurring source of new revenue as our population grows older, lives longer, and prefers staying in their home communities for life.
Southwest Bancorp and Subsidiaries
     Southwest is the financial holding company for Stillwater National Bank and Trust Company, Bank of Kansas, SNB Capital Corporation, Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting, and other financial services from offices in Oklahoma, Texas, and Kansas, and on the Internet, through SNB DirectBanker®.
     Southwest focuses on converting its strategic vision into long-term shareholder value. Our vision includes a commercial banking model and a community banking model focused on more traditional banking operations in our three-state market. We operate seven offices in Texas, eleven offices in Oklahoma, and nine offices in Kansas. At December 31, 2009, our Texas segment accounted for $1.1 billion, or 40% of total portfolio loans, followed by $933.2 million, or 36%, from our Oklahoma segment, $359.6 million, or 14%, from our Kansas segment, and $277.5 million, or 11%, from our other states segment.

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports 2009 Earnings
Enters into Regulatory Agreement
     Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB. Southwest’s public trust preferred securities are traded on the NASDAQ Global Select Market under the symbol OKSBP.
Regulatory Matters
Under the terms of the January 27, 2010, Agreement with the OCC, Stillwater National is required, to submit written plans to the OCC and to take required actions relating to the following items:
•	Establishing and ensuring compliance with a plan to reduce credit risk and improve loan portfolio management;

•	Eliminating credit weaknesses in nonperforming and potential problem loans;

•	On-going review and grading of the Stillwater National’s loan portfolio;

•	Improving the Stillwater National’s position regarding nonperforming and potential problem loans and other real estate owned;

•	Improving loan portfolio concentration risk management; and

•	Establishing and operating a loan workout department.
In addition, Stillwater National is required to prepare a three-year capital plan; and to obtain OCC approval before increasing its use of brokered deposits or declaring dividends.
The compliance committee of the Board of Directors of Stillwater National will submit quarterly reports to the OCC setting forth a description of the actions needed to achieve full compliance with the formal agreement, actions taken to comply, and the results and status of these actions.
Stillwater National remains well-capitalized for regulatory purposes with a leverage ratio of 11.37%, a Tier I risk based capital ratio of 12.00%, and a total risk based capital ratio of 13.84%. General regulatory minimums to be well-capitalized are a leverage ratio of 5.00%, a tier I risk based capital ratio of 6.00%, and a total risk based capital ratio of 10.00%.
Southwest has made informal commitments to the Federal Reserve Bank of Kansas City (“FRB”) which include providing prior notice of the declaration and payment of dividends on trust preferred securities, preferred stock issued under the Treasury Department’s Capital Purchase Program, and common stock, and of planned receipt of dividends from its banking subsidiaries. Southwest also has agreed to submit a capital plan to the FRB and to obtain FRB approval for any additional borrowings at the holding company level. Southwest does not intend to increase its borrowings.

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports 2009 Earnings
Enters into Regulatory Agreement
Forward-Looking Statements
     This Press Release includes forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include: statements of Southwest’s goals, intentions, and expectations; estimates of risks and of future costs and benefits; expectations regarding future financial performance of Southwest and its operating segments; assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs; liquidity, contractual obligations, off-balance sheet risk and interest rate risk; estimates of value of acquired assets, deposits, and other liabilities; and statements of Southwest’s ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties, because they are based upon: the amount and time of future changes in interest rates, market behavior, and other economic conditions; future laws and regulations and accounting principles; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate its future results.
     Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of December 31, 2009 through the date its financial statements are filed with the Securities and Exchange Commission. The December 31, 2009 financial statements will be adjusted as necessary to properly consider the impact of subsequent events on estimates used to prepare those statements.

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports 2009 Earnings
Enters into Regulatory Agreement
Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Average Balances, Yields, and Rates-Year-to-date	Table 5
Unaudited Summary Financial Data by Quarter-2009 and 2008	Table 6
Unaudited Supplemental Analytical Data by Quarter-2009 and 2008	Table 7

SOUTHWEST BANCORP, INC.	Table 1
UNAUDITED FINANCIAL HIGHLIGHTS
(Dollars in thousands except per share)

	Fourth Quarter			Third Quarter
			%		%
QUARTERLY HIGHLIGHTS	2009	2008	Change	2009	Change
Operations
Net interest income	$27,797	$22,414	24%	$25,400	9%
Provision for loan losses	10,640	6,698	59	10,177	5
Noninterest income	4,488	3,429	31	3,710	21
Noninterest expense	16,041	13,793	16	15,528	3
Income before taxes	5,604	5,352	5	3,405	65
Taxes on income	2,030	2,127	(5)	1,271	60
Net income	3,574	3,225	11	2,134	67
Net income available to common shareholders	2,534	2,982	(15)	1,097	131
Diluted earnings per share	0.17	0.20	(15)	0.07	143
Balance Sheet
Total assets	3,108,291	2,879,762	8	3,029,347	3
Loans held for sale	43,134	56,941	(24)	36,526	18
Noncovered portfolio loans	2,539,294	2,494,506	2	2,572,111	(1)
Covered portfolio loans	85,405		—	103,630	(18)
Total deposits	2,592,730	2,180,122	19	2,473,162	5
Total shareholders’ equity	309,778	302,203	3	309,118	—
Book value per share	16.46	16.18	2	16.43	—
Key Ratios
Net interest margin	3.71%	3.22%		3.39%
Efficiency ratio (GAAP-based)	49.69	53.37		53.34
Total capital to risk-weighted assets	14.55	14.26		14.31
Nonperforming loans to portfolio loans — noncovered	4.18	2.56		4.09
Shareholders’ equity to total assets	9.97	10.49		10.20
Tangible common equity to tangible assets	7.61	7.96		7.79
Return on average assets (annualized)	0.46	0.45		0.28
Return on average equity (annualized)	4.51	5.11		2.72

	Twelve Months
			%
YEAR-TO-DATE HIGHLIGHTS	2009	2008	Change
Operations
Net interest income	$98,691	$89,719	10%
Provision for loan losses	39,176	18,979	106
Noninterest income	21,936	16,138	36
Noninterest expense	60,858	62,488	(3)
Income before taxes	20,593	24,390	(16)
Taxes on income	7,611	9,489	(20)
Net income	12,982	14,901	(13)
Net income available to common shareholders	8,837	14,658	(40)
Diluted earnings per share	0.60	1.00	(40)
Balance Sheet
Total assets	3,108,291	2,879,762	8
Loans held for sale	43,134	56,941	(24)
Noncovered portfolio loans	2,539,294	2,494,506	2
Covered portfolio loans	85,405	—	—
Total deposits	2,592,730	2,180,122	19
Total shareholders’ equity	309,778	302,203	3
Book value per share	16.46	16.18	2
Key Ratios
Net interest margin	3.38%	3.36%
Efficiency ratio (GAAP-based)	50.45	59.03
Total capital to risk-weighted assets	14.55	14.26
Nonperforming loans to portfolio loans — noncovered	4.18	2.56
Shareholders’ equity to total assets	9.97	10.49
Tangible common equity to tangible assets	7.61	7.96
Return on average assets	0.43	0.54
Return on average equity	4.20	6.40
Balance sheet amounts and ratios are as of period end unless otherwise noted.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands, except per share)	Table 2

	December 31,	December 31,
	2009	2008
Assets
Cash and due from banks	$118,847	$27,287
Investment securities:
Held to maturity. Fair value: $6,754, $7,293, respectively	6,670	7,343
Available for sale. Amortized cost: $236,199, $233,293, respectively	237,703	238,037
Other investments, at cost	19,066	18,786
Loans held for sale	43,134	56,941
Noncovered loans receivable	2,539,294	2,494,506
Less: Allowance for loan losses	(62,413)	(39,773)

Net noncovered loans receivable	2,476,881	2,454,733
Covered loans receivable (includes loss share receivable of $23.9 million)	85,405	—

Net loans receivable	2,562,286	2,454,733
Accrued interest receivable	10,806	11,512
Premises and equipment, net	26,536	24,580
Noncovered other real estate	18,432	6,092
Covered other real estate	4,748	—
Goodwill	6,811	7,071
Other intangible assets, net	5,779	3,764
Other assets	47,473	23,616

Total assets	$3,108,291	$2,879,762

Liabilities and shareholders’ equity
Deposits:
Noninterest-bearing demand	$324,829	$261,940
Interest-bearing demand	74,201	76,027
Money market accounts	505,521	454,250
Savings accounts	25,730	14,135
Time deposits of $100,000 or more	1,004,439	802,244
Other time deposits	658,010	571,526

Total deposits	2,592,730	2,180,122
Accrued interest payable	3,191	7,018
Income tax payable	4,486	3,651
Other liabilities	13,121	9,667
Other borrowings	103,022	295,138
Subordinated debentures	81,963	81,963

Total liabilities	2,798,513	2,577,559

Shareholders’ equity
Preferred stock, Series B — $1,000 par value; 1,250,000 shares authorized; 70,000 shares issued	67,037	66,392
Common stock — $1 par value; 20,000,000 shares authorized; 14,750,713 and 14,658,042 shares issued, respectively	14,751	14,658
Paid in capital	49,029	49,101
Retained earnings	178,016	170,579
Accumulated other comprehensive income	945	2,921
Treasury stock, at cost, 0 and 80,383 shares, respectively	—	(1,448)

Total shareholders’ equity	309,778	302,203

Total liabilities and shareholders’ equity	$3,108,291	$2,879,762

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands except per share)	Table 3

	For the three months		For the twelve months
	ended December 31,		ended December 31,
	2009	2008	2009	2008
Interest income
Loans	$36,355	$36,183	$141,239	$152,719
Investment securities	2,433	2,693	9,146	9,986
Other interest-earning assets	1	19	14	89

Total interest income	38,789	38,895	150,399	162,794

Interest expense
Interest-bearing deposits	9,090	13,263	42,319	61,022
Other borrowings	625	1,487	4,049	7,242
Subordinated debentures	1,277	1,731	5,340	4,811

Total interest expense	10,992	16,481	51,708	73,075

Net interest income	27,797	22,414	98,691	89,719

Provision for loan losses	10,640	6,698	39,176	18,979

Net interest income after provision for loan losses	17,157	15,716	59,515	70,740

Noninterest income
Service charges and fees	3,295	2,908	11,704	11,026
Gain on acquisition	—	—	3,281	—
Gain on sales of loans	933	620	2,963	2,664
Gain (loss) on investment securities	3	(296)	2,925	902
Other noninterest income	257	197	1,063	1,546

Total noninterest income	4,488	3,429	21,936	16,138

Noninterest expense
Salaries and employee benefits	7,349	6,389	29,299	33,330
Occupancy	3,159	2,844	11,637	10,872
FDIC and other insurance	1,101	645	5,545	2,088
Other real estate, net	39	31	130	146
General and administrative	4,393	3,884	14,247	16,052

Total noninterest expense	16,041	13,793	60,858	62,488

Income before taxes	5,604	5,352	20,593	24,390
Taxes on income	2,030	2,127	7,611	9,489

Net income	$3,574	$3,225	$12,982	$14,901

Net income available to common shareholders	$2,534	$2,982	$8,837	$14,658

Basic earnings per common share	$0.17	$0.21	$0.60	$1.01
Diluted earnings per common share	0.17	0.20	0.60	1.00
Common dividends declared per share	0.0238	0.0950	0.0952	0.3800

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES (Dollars in thousands)	Table 4

	For the three months ended December 31,
	2009			2008
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Noncovered loans	$2,613,741	$34,881	5.29%	$2,512,425	$36,183	5.73%
Covered loans	91,459	1,474	6.39	—	—	—
Investment securities	264,216	2,433	3.65	249,846	2,693	4.29
Other interest-earning assets	5,624	1	0.07	5,116	19	1.48

Total interest-earning assets	2,975,040	38,789	5.17	2,767,387	38,895	5.59
Other assets	74,889			68,822

Total assets	$3,049,929			$2,836,209

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$75,614	$66	0.35%	$76,359	$130	0.68%
Money market accounts	502,247	1,170	0.92	513,095	2,132	1.65
Savings accounts	25,388	16	0.25	14,375	11	0.30
Time deposits	1,585,240	7,838	1.96	1,300,295	10,990	3.36

Total interest-bearing deposits	2,188,489	9,090	1.65	1,904,124	13,263	2.77
Other borrowings	127,378	625	1.95	297,155	1,487	1.99
Subordinated debentures	81,963	1,277	6.23	81,963	1,731	8.45

Total interest-bearing liabilities	2,397,830	10,992	1.82	2,283,242	16,481	2.87

Noninterest-bearing demand deposits	316,784			279,268
Other liabilities	20,751			22,693
Shareholders’ equity	314,564			251,006

Total liabilities and shareholders’ equity	$3,049,929			$2,836,209

Net interest income and spread		$27,797	3.35%		$22,414	2.72%

Net interest margin (1)			3.71%			3.22%

Average interest-earning assets to average interest-bearing liabilities	124.07%			121.20%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC.	Table 5
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES
(Dollars in thousands)

	For the twelve months ended December 31,
	2009			2008
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans (2)	$2,667,771	$141,239	5.29%	$2,429,129	$152,719	6.29%
Investment securities	245,456	9,146	3.73	238,653	9,986	4.18
Other interest-earning assets	5,813	14	0.24	3,854	89	2.31

Total interest-earning assets	2,919,040	150,399	5.15	2,671,636	162,794	6.09
Other assets	68,430			71,263

Total assets	$2,987,470			$2,742,899

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$83,813	$476	0.57%	$75,950	$584	0.77%
Money market accounts	485,383	4,954	1.02	538,148	12,620	2.35
Savings accounts	21,010	78	0.37	13,930	69	0.50
Time deposits	1,518,638	36,811	2.42	1,253,057	47,749	3.81

Total interest-bearing deposits	2,108,844	42,319	2.01	1,881,085	61,022	3.24
Other borrowings	181,682	4,049	2.23	274,106	7,242	2.64
Subordinated debentures	81,963	5,340	6.52	64,064	4,811	7.51

Total interest-bearing liabilities	2,372,489	51,708	2.18	2,219,255	73,075	3.29

Noninterest-bearing demand deposits	285,184			268,770
Other liabilities	20,845			22,043
Shareholders’ equity	308,952			232,831

Total liabilities and shareholders’ equity	$2,987,470			$2,742,899

Net interest income and spread		$98,691	2.97%		$89,719	2.80%

Net interest margin (1)			3.38%			3.36%

Average interest-earning assets to average interest-bearing liabilities	123.04%			120.38%

(1)	Net interest margin = net interest income / average interest-earning assets.

(2)	Information regarding noncovered and covered loans for the period shown is not readily available.

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA
(Dollars in thousands except per share)

	2009				2008
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OPERATIONS
Interest income:
Loans	$36,355	$35,607	$36,009	$33,268	$36,183	$38,441	$37,485	$40,610
Investment securities	2,433	2,122	2,079	2,512	2,693	2,531	2,426	2,336
Other interest-earning assets	1	4	3	6	19	22	20	28

Total interest income	38,789	37,733	38,091	35,786	38,895	40,994	39,931	42,974
Interest expense:
Interest bearing demand deposits	66	107	150	153	130	147	166	141
Money market accounts	1,170	1,220	1,211	1,353	2,132	2,898	3,062	4,528
Savings accounts	16	39	14	9	11	17	19	22
Time deposits of $100,000 or more	4,340	4,822	5,552	5,980	6,419	6,879	7,051	7,865
Other time deposits	3,498	3,909	4,145	4,565	4,571	4,457	4,809	5,698

Total interest-bearing deposits	9,090	10,097	11,072	12,060	13,263	14,398	15,107	18,254
Other borrowings	625	960	1,180	1,284	1,487	1,839	1,887	2,029
Subordinated debentures	1,277	1,276	1,383	1,404	1,731	1,569	653	858

Total interest expense	10,992	12,333	13,635	14,748	16,481	17,806	17,647	21,141

Net interest income	27,797	25,400	24,456	21,038	22,414	23,188	22,284	21,833
Provision for loan losses	10,640	10,177	7,477	10,882	6,698	6,855	3,190	2,236
Noninterest income:
Service charges and fees	3,295	2,992	2,817	2,600	2,908	2,849	2,812	2,457
Gain on sales of loans	933	386	926	718	620	601	603	840
Gain (loss) on investment securities	3	10	(9)	2,921	(296)	(50)	3	1,245
Other noninterest income	257	322	3,527	238	197	662	541	146

Total noninterest income	4,488	3,710	7,261	6,477	3,429	4,062	3,959	4,688
Noninterest expense:
Salaries and employee benefits	7,349	7,824	6,887	7,239	6,389	8,863	8,856	9,222
Occupancy	3,159	2,958	2,789	2,731	2,844	2,968	2,602	2,458
FDIC and other insurance	1,101	1,134	2,319	991	645	469	521	453
Other real estate, net	39	90	103	(102)	31	(92)	197	10
Provision for unfunded loan commitments	147	(79)	(388)	90	385	90	15	145
Other general and administrative	4,246	3,601	2,980	3,650	3,499	4,235	4,141	3,542

Total noninterest expenses	16,041	15,528	14,690	14,599	13,793	16,533	16,332	15,830

Income before taxes	5,604	3,405	9,550	2,034	5,352	3,862	6,721	8,455
Taxes on income	2,030	1,271	3,605	705	2,127	1,556	2,559	3,247

Net income	$3,574	$2,134	$5,945	$1,329	$3,225	$2,306	$4,162	$5,208

Net income available to common shareholders	$2,534	$1,097	$4,910	$296	$2,982	$2,306	$4,162	$5,208

PER SHARE DATA
Basic earnings per common share	$0.17	$0.07	$0.34	$0.02	$0.21	$0.16	$0.29	$0.36
Diluted earnings per common share	0.17	0.07	0.33	0.02	0.20	0.16	0.28	0.36
Common dividends declared per share	0.0238	0.0238	0.0238	0.0238	0.0950	0.0950	0.0950	0.0950
Book value per share	16.46	16.43	16.30	16.01	16.18	15.56	15.49	15.43
Tangible book value per share	15.99	15.96	15.84	15.52	15.69	15.08	15.00	14.95
COMMON STOCK
Shares issued	14,750,713	14,748,223	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042
Less treasury shares	—	—	(15,602)	(49,930)	(80,383)	(129,586)	(131,566)	(133,605)

Outstanding shares	14,750,713	14,748,223	14,642,440	14,608,112	14,577,659	14,528,456	14,526,476	14,524,437

OTHER FINANCIAL DATA
Investment securities	$263,439	$258,790	$243,077	$179,006	$264,166	$241,728	$234,429	$236,059
Loans held for sale	43,134	36,526	26,006	76,404	56,941	72,248	62,892	66,364
Noncovered portfolio loans	2,539,294	2,572,111	2,587,230	2,526,293	2,494,506	2,440,091	2,381,893	2,287,606
Total noncovered loans	2,582,428	2,608,637	2,613,236	2,602,697	2,551,447	2,512,339	2,444,785	2,353,970
Covered portfolio loans	85,405	103,630	117,096	—	—	—	—	—
Total assets	3,108,291	3,029,347	3,038,985	2,928,133	2,879,762	2,832,371	2,773,013	2,670,580
Total deposits	2,592,730	2,473,162	2,452,295	2,330,089	2,180,122	2,198,719	2,211,001	2,094,927
Other borrowings	103,022	146,449	176,368	193,739	295,138	299,118	265,614	282,513
Subordinated debentures	81,963	81,963	81,963	81,963	81,963	81,963	46,393	46,393
Total shareholders’ equity	309,778	309,118	305,416	300,406	302,203	226,123	224,949	224,155
Mortgage servicing portfolio	237,459	223,226	209,425	179,959	158,143	153,250	147,672	145,028
INTANGIBLE ASSET DATA
Goodwill	$6,811	$6,811	$6,811	$7,071	$7,071	$7,071	$7,071	$7,071
Core deposit intangible	4,103	4,240	4,378	2,498	2,596	2,693	2,792	2,893
Mortgage servicing rights	1,670	1,625	1,589	1,362	1,159	1,417	1,354	1,299
Nonmortgage servicing rights	6	7	7	8	9	10	11	13

Total intangible assets	$12,590	$12,683	$12,785	$10,939	$10,835	$11,191	$11,228	$11,276

Intangible amortization expense	$381	$344	$391	$204	$214	$212	$215	$257

Continued

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA	Continued
(Dollars in thousands except per share)

	2009				2008
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Noncovered
Real estate mortgage:
Commercial	$1,212,409	$1,221,739	$1,208,819	$1,098,587	$1,118,828	$1,077,601	$991,679	$846,757
One-to-four family residential	114,614	125,034	116,068	114,111	113,665	116,270	118,056	110,938
Real estate construction
Commercial	618,078	612,905	622,298	640,132	579,795	554,496	583,784	654,039
One-to-four family residential	41,109	39,009	51,292	79,309	79,565	79,843	82,972	90,051
Commercial	520,505	538,757	554,734	558,834	564,670	574,087	566,830	544,183
Installment and consumer:
Guaranteed student loans	36,163	30,949	18,477	69,792	54,057	67,610	57,413	63,706
Other	39,550	40,244	41,548	41,932	40,867	42,432	44,051	44,296

Total noncovered loans, including held for sale	2,582,428	2,608,637	2,613,236	2,602,697	2,551,447	2,512,339	2,444,785	2,353,970
Less allowance for loan losses	(62,413)	(57,777)	(51,753)	(46,262)	(39,773)	(35,807)	(31,341)	(29,950)

Total noncovered loans, net	$2,520,015	$2,550,860	$2,561,483	$2,556,435	$2,511,674	$2,476,532	$2,413,444	$2,324,020

By statement of condition category:
Covered
Real estate mortgage:
Commercial	$39,836	$37,820	$40,411	$—	$—	$—	$—	$—
One-to-four family residential	12,630	17,246	17,889	—	—	—	—	—
Real estate construction
Commercial	12,515	14,178	14,277	—	—	—	—	—
One-to-four family residential	5,324	9,936	13,647	—	—	—	—	—
Commercial	13,412	21,475	27,203	—	—	—	—	—
Installment and consumer:	1,688	2,975	3,669	—	—	—	—	—

Total covered loans	$85,405	$103,630	$117,096	$—	$—	$—	$—	$—

DEPOSIT COMPOSITION
Non-interest bearing demand	$324,829	$309,767	$291,014	$274,175	$261,940	$280,453	$299,699	$248,315
Interest-bearing demand	74,201	82,622	94,060	85,629	76,027	70,471	81,415	71,450
Money market accounts	505,521	506,196	483,162	467,924	454,250	554,357	548,099	553,850
Savings accounts	25,730	25,636	25,660	15,797	14,135	14,452	13,809	13,808
Time deposits of $100,000 or more	1,004,439	888,814	905,202	849,814	802,244	731,773	740,174	690,421
Other time deposits	658,010	660,127	653,197	636,750	571,526	547,213	527,805	517,083

Total deposits*	$2,592,730	$2,473,162	$2,452,295	$2,330,089	$2,180,122	$2,198,719	$2,211,001	$2,094,927

LOANS BY SEGMENT
Oklahoma banking	$933,150	$943,982	$967,981	$949,454	$966,243	$962,611	$965,952	$943,331
Texas banking	1,054,404	1,042,369	1,037,694	990,135	947,603	892,998	857,160	797,700
Kansas banking	359,633	400,710	412,314	309,774	304,855	288,268	277,887	287,339
Other states banking	277,512	288,680	286,337	276,930	275,805	296,214	280,894	259,236

Subtotal	2,624,699	2,675,741	2,704,326	2,526,293	2,494,506	2,440,091	2,381,893	2,287,606
Secondary market	43,134	36,526	26,006	76,404	56,941	72,248	62,892	66,364

Total loans	$2,667,833	$2,712,267	$2,730,332	$2,602,697	$2,551,447	$2,512,339	$2,444,785	$2,353,970

NET INCOME BY SEGMENT
Oklahoma banking	$3,807	$2,529	$3,284	$3,210	$3,783	$3,295	$2,923	$2,503
Texas banking	3,591	2,686	3,662	1,119	2,036	1,332	1,777	2,406
Kansas banking	(2,328)	(1,180)	2,405	598	(204)	(1,336)	(40)	458
Other states banking	300	57	(78)	(1,974)	(89)	848	1,028	969

Subtotal	5,370	4,092	9,273	2,953	5,526	4,139	5,688	6,336
Secondary market	(3)	(201)	117	(61)	139	(149)	40	(174)
Other operations	(1,793)	(1,757)	(3,445)	(1,563)	(2,440)	(1,684)	(1,566)	(954)

Net income	$3,574	$2,134	$5,945	$1,329	$3,225	$2,306	$4,162	$5,208

OFFICES AND EMPLOYEES
FTE Employees	466	471	478	425	442	458	463	467
ATM’s	44	44	44	40	41	41	40	40
Branches	24	24	24	18	18	18	17	17
Loan production offices	3	3	3	3	3	3	3	3
Assets per employee	$6,670	$6,432	$6,358	$6,890	$6,515	$6,184	$5,989	$5,719

*	Calculation of Core Deposits and Core Funding (Non-GAAP Financial Measures)

Total deposits	$2,592,730	$2,473,162	$2,452,295	$2,330,089	$2,180,122	$2,198,719	$2,211,001	$2,094,927
Less:
Brokered time deposits	329,636	274,870	334,880	374,003	359,793	338,667	369,580	337,330
Other time deposits of $100,000 or more	674,903	614,143	570,617	515,463	445,896	398,337	381,349	365,875

Core deposits	$1,588,191	$1,584,149	$1,546,798	$1,440,623	$1,374,433	$1,461,715	$1,460,072	$1,391,722

Plus:
Other time deposits of $100,000 or more	674,903	614,143	570,617	515,463	445,896	398,337	381,349	365,875
Sweep repurchase agreements	23,259	26,500	35,708	24,963	38,034	47,955	41,203	35,087

Core funding	$2,286,353	$2,224,792	$2,153,123	$1,981,049	$1,858,363	$1,908,007	$1,882,624	$1,792,684

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC.	Table 7
UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA
(Dollars in thousands except per share)

	2009				2008
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.46%	0.28%	0.81%	0.18%	0.45%	0.33%	0.62%	0.80%
Return on average common equity (annualized)	4.06	1.78	8.26	1.77	5.15	3.97	7.38	9.43
Return on average tangible equity (annualized)	4.78	2.87	8.12	1.83	5.79	4.26	7.86	9.94
Net interest margin (annualized)	3.71	3.39	3.41	3.00	3.22	3.39	3.38	3.45
Total dividends declared to net income	34.31	57.46	20.58	92.00	50.49	59.85	33.16	26.37
Effective tax rate	36.22	37.33	37.75	34.66	39.74	40.29	38.07	38.40
Efficiency ratio	49.69	53.34	46.32	53.06	53.37	60.67	62.23	59.69
ASSET QUALITY RATIOS
Noncovered
Nonperforming assets to portfolio loans and other real estate owned	4.87%	4.33%	3.41%	3.53%	2.80%	2.72%	1.45%	1.41%
Nonperforming loans to portfolio loans	4.18	4.09	3.19	3.32	2.56	2.62	1.35	1.27
Net loan charge-offs to average portfolio loans (annualized)	0.95	0.62	0.31	0.71	0.44	0.39	0.31	0.34
Allowance for loan losses to portfolio loans	2.46	2.25	2.00	1.83	1.59	1.47	1.32	1.31
Allowance for loan losses to nonperforming loans	58.77	54.87	62.64	55.12	62.16	56.07	97.62	103.49
Covered
Nonperforming assets to portfolio loans and other real estate owned	20.19%	20.55%	12.67%	—	—	—	—	—
Nonperforming loans to portfolio loans	15.76	18.56	10.47	—	—	—	—	—
NONPERFORMING ASSETS
Noncovered
Nonaccrual loans	$105,887	$94,715	$74,205	$73,383	$59,310	$61,557	$30,861	$26,134
90 days past due and accruing	310	10,578	8,409	10,552	4,673	2,299	1,242	2,807

Total nonperforming loans	106,197	105,293	82,614	83,935	63,983	63,856	32,103	28,941
Other real estate owned	18,432	6,389	6,003	5,351	6,092	2,685	2,523	3,328

Total nonperforming assets	$124,629	$111,682	$88,617	$89,286	$70,075	$66,541	$34,626	$32,269

Potential problem loans	$258,399	$255,051	$178,081	$133,810	$131,516	$86,070	$71,070	$69,588

Covered
Nonaccrual loans	$12,322	$14,686	$8,607	$—	$—	$—	$—	$—
90 days past due and accruing	1,136	4,544	3,658	—	—	—	—	—

Total nonperforming loans	13,458	19,230	12,265	—	—	—	—	—
Other real estate owned	4,748	2,598	2,938	—	—	—	—	—

Total nonperforming assets	$18,206	$21,828	$15,203	$—	$—	$—	$—	$—

Potential problem loans	$8,874	$4,421	$5,977	$—	$—	$—	$—	$—

ALLOWANCE ACTIVITY
Balance, beginning of period	$57,777	$51,753	$46,262	$39,773	$35,807	$31,341	$29,950	$29,584
Charge offs	6,756	4,372	2,975	4,810	3,254	2,752	1,892	2,044
Recoveries	752	219	989	417	522	363	93	174

Net charge offs	6,004	4,153	1,986	4,393	2,732	2,389	1,799	1,870
Provision for loan losses	10,640	10,177	7,477	10,882	6,698	6,855	3,190	2,236

Balance, end of period	$62,413	$57,777	$51,753	$46,262	$39,773	$35,807	$31,341	$29,950

CAPITAL RATIOS
Average total shareholders’ equity to average assets	10.31%	10.24%	10.35%	10.47%	8.85%	8.26%	8.35%	8.49%
Leverage ratio	12.42	12.39	12.70	12.72	13.06	10.51	9.66	9.91
Tier 1 capital to risk-weighted assets	13.28	13.04	12.67	12.85	13.01	10.49	9.40	9.47
Total capital to risk-weighted assets	14.55	14.31	13.92	14.11	14.26	11.88	10.65	10.69
Tangible common equity to tangible assets**	7.61	7.79	7.65	7.76	7.96	7.75	7.88	8.15
REGULATORY CAPITAL DATA
Tier I capital	$377,418	$374,805	$372,713	$369,482	$369,049	$293,141	$261,354	$258,272
Total capital	413,438	411,201	409,764	405,613	404,695	332,012	296,166	291,638
Total risk adjusted assets	2,841,476	2,873,558	2,942,821	2,875,290	2,837,473	2,793,843	2,780,538	2,727,853
Average total assets	3,039,014	3,024,885	2,935,189	2,905,653	2,826,464	2,787,979	2,705,244	2,605,963

**	Calculation of Tangible Capital to Tangible Assets (Non-GAAP Financial Measure)

Total shareholders’ equity	$309,778	$309,118	$305,416	$300,406	$302,203	$226,123	$224,949	$224,155
Less:
Goodwill	6,811	6,811	6,811	7,071	7,071	7,071	7,071	7,071
Preferred stock	67,037	66,872	66,710	66,549	66,392	—	—	—

Tangible common equity	$235,930	$235,435	$231,895	$226,786	$228,740	$219,052	$217,878	$217,084

Total assets	$3,108,291	$3,029,347	$3,038,985	$2,928,133	$2,879,762	$2,832,371	$2,773,013	$2,670,580
Less goodwill	6,811	6,811	6,811	7,071	7,071	7,071	7,071	7,071

Tangible assets	$3,101,480	$3,022,536	$3,032,174	$2,921,062	$2,872,691	$2,825,300	$2,765,942	$2,663,509

Tangible common equity to tangible assets	7.61%	7.79%	7.65%	7.76%	7.96%	7.75%	7.88%	8.15%
Balance sheet amounts and ratios are as of period end unless otherwise noted.